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                                                                    EXHIBIT 99.1


                                (CANCERVAX LOGO)

      CONTACT:
      JULIE AMES                                PAM LORD
      CANCERVAX CORPORATION                     ATKINS + ASSOCIATES
      DIRECTOR, CORPORATE COMMUNICATIONS        MEDIA & INVESTOR RELATIONS
      760-494-4252                              858-527-3494


                CANCERVAX CORPORATION REPORTS FIRST QUARTER 2004
                                FINANCIAL RESULTS

CARLSBAD, CA - MAY 13, 2004 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today financial results for the first quarter of 2004. For the three months ended March 31, 2004, the Company reported a net loss of $12.8 million, as compared to a net loss of $7.8 million for the same period in 2003.

As of March 31, 2004, the Company had cash, cash equivalents and securities-available-for-sale of $92.4 million.

"In the first few months of 2004, CancerVax has focused on increasing enrollment in the Company's Phase 3 clinical trials of Canvaxin(TM) for the treatment of patients with advanced-stage melanoma, and on continuing to build our manufacturing and quality systems infrastructures. We are currently on track to complete enrollment in our Phase 3 clinical trial for patients with Stage III melanoma this year," said David F. Hale, President and CEO of CancerVax. "In addition, we have continued to advance our pipeline of key biologics for the treatment of cancer. At the American Association for Cancer Research annual meeting in March of this year, we announced positive results of preclinical testing of two of our humanized monoclonal antibodies in the suppression of angiogenesis and inhibition of tumor growth in animal models of melanoma and breast cancer. We also enhanced our technology portfolio by licensing novel technology using telomere homolog oligonucleotides, or T-oligonucleotides, for the potential treatment or prevention of cancer."

FINANCIAL REVIEW

Total operating expenses were $12.9 million for the first quarter of 2004, as compared to $7.7 million for the first quarter of 2003. The increase in expenses primarily reflects additional investment in personnel in the manufacturing, clinical affairs, research and development and marketing and business development departments, increased clinical trial expenses associated with the resumption of patient enrollment in the Phase 3 clinical trials of CancerVax's lead product candidate, Canvaxin(TM), in April 2003, including costs associated with the production of Canvaxin(TM) for use in these clinical trials, increased insurance premiums and other expenses associated with CancerVax becoming a publicly-traded company, increased
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legal fees related to business development activities and payments made under the sublicense agreement with SemaCo, Inc., which were recognized as research and development expenses.

Net loss applicable to common stockholders for the three months ended March 31, 2004, was $12.8 million, or $0.48 per share, on a basic and diluted basis, versus $10.0 million, or $27.72 per share, on a basic and diluted basis, for the same period in 2003. Included in the net loss applicable to common stockholders for the three months ended March 31, 2003 was $2.2 million of accretion to the redemption value of the Company's redeemable convertible preferred stock. Upon the completion of CancerVax's initial public offering (IPO) on November 4, 2003, all shares of redeemable convertible preferred stock were converted into common stock.

The net loss per share amounts for the three months ended March 31, 2004 and 2003 were computed based on the shares of common stock outstanding during the periods. Net loss per share for the three months ended March 31, 2004 includes the full effect of the 6.0 million shares of the common stock issued in CancerVax's IPO on November 4, 2003 and the 20.1 million shares of common stock issued upon conversion of the preferred stock in conjunction with the IPO. On a pro forma basis, assuming the conversion of all the preferred stock from the original dates of issuance, net loss would have been $0.48 per share and $0.49 per share for the three months ended March 31, 2004 and 2003, respectively.

CORPORATE HIGHLIGHTS

      - As of the end of April 2004, 947 patients out of a planned 1,118 were enrolled in CancerVax's Phase 3 clinical trial of Canvaxin(TM) for patients with Stage III melanoma, and 369 patients out of a planned 670 were enrolled in the Phase 3 clinical trial of Canvaxin(TM) for patients with Stage IV melanoma, at 80 sites around the world.

      - After completing the second of three planned interim analyses, an independent Data and Safety Monitoring Board (DSMB) recommended the continuation of CancerVax's Phase 3 clinical trial of Canvaxin(TM) for patients with Stage III melanoma. The DSMB also recommended the continuation of the Company's Phase 3 clinical trial of Canvaxin(TM) for patients with Stage IV melanoma.

      - CancerVax obtained an exclusive, worldwide sublicense to develop novel telomere homolog oligonucleotide, or T-oligonucleotide, technologies from SemaCo., Inc. Preclinical studies in murine models suggest that T-oligonucleotides may activate defense mechanisms used by healthy cells to prevent malignant transformation. Other preclinical data have shown that T-oligonucleotides may cause apoptosis, or programmed cell death, of cultured human melanoma and lymphoma cells.

      - CancerVax announced positive preclinical data relating to its anti-angiogenesis program during the 95th Annual Meeting of the American Association for Cancer Research (AACR). Preclinical findings suggest that two humanized monoclonal antibodies licensed to the Company's wholly owned subsidiary, Cell-Matrix, Inc., suppress blood vessel formation (angiogenesis) and inhibit tumor growth in animal models of melanoma and breast cancer, and that a synthetic peptide licensed to Cell-Matrix inhibited angiogenesis and melanoma metastasis in a chick embryo model.

      - During the AACR meeting, CancerVax also announced favorable Phase 2 results from a retrospective, matched pair analysis which compared patients with Stage II melanoma who were treated with Canvaxin(TM) in Phase 2 clinical trials with a group of historical control patients with Stage II melanoma who did not receive Canvaxin(TM).

OUTLOOK FOR 2004

      - CancerVax anticipates that, by the end of 2004, it will complete enrollment in its Phase 3 clinical trial in patients with Stage III melanoma, and that the DSMB will complete its
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            review of the second interim analysis of data from its Phase 3 clinical trial in patients with Stage IV melanoma.

      - At the upcoming 2004 Annual Meeting of the American Society of Clinical Oncology (ASCO) in New Orleans, Louisiana from June 5th to 8th, data will be presented from an additional retrospective analysis comparing the median overall survival of patients with Stage IV melanoma who received Canvaxin(TM) in Phase 2 clinical trials with the median overall survival of patients with Stage IV melanoma who did not receive Canvaxin(TM).

      - Data from Phase 2 clinical trials for the treatment of patients with non-small-cell lung cancer with an EGF specific active immunotherapeutic that the Company plans to in-license will also be presented at the June 2004 ASCO meeting. In late 2003, the Company signed non-binding letters of intent relating to the license of three specific active immunotherapeutic agents that target epidermal growth factor, or EGF, signal transduction pathways. The specific targets for these agents are EGF, TGF-a and the extracellular domain of HER-1. CancerVax has submitted a license application to the United States Department of Treasury's Office of Foreign Assets Control (OFAC) seeking approval to enter into definitive license agreements for this technology, and plans to execute the license agreements for this technology as soon as such approval is received. While the Company's license application is currently being reviewed, there can be no assurance that such a license will be granted.

CONFERENCE CALL AND WEBCAST TODAY AT 4:30PM EASTERN TIME

CancerVax management will host a conference call today to discuss the first quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing 800-599-9795 (domestic) or 617-786-2905 (international) and requesting the CancerVax Corporation call hosted by David F. Hale, President and CEO. Following the call, the webcast will be archived on the investor relations section of the CancerVax website.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in two international Phase 3 clinical trials for the treatment of patients with Stage III or Stage IV, or advanced-stage, melanoma. The Company is also finalizing the design of exploratory Phase 2 clinical trials for patients with metastatic colon cancer and, potentially, other advanced-stage solid tumors. CancerVax also plans to identify and develop new product candidates based on its proprietary specific active immunotherapy, anti-angiogenesis and T-oligonucleotide, or telomere homolog oligonucleotide, technology platforms, as well as on its human monoclonal antibody technology. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, California and its biologics manufacturing facility is located in the Los Angeles, California area.

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the potential for its product candidates to result in marketable products; difficulties or delays in research, development, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of its product candidates that could
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delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for its product candidates; its ability to meet product candidate development objectives; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to attract and retain experienced scientists and management; its ability to obtain the U.S. government approvals necessary to license, test and commercialize three specific active immunotherapeutic agents that target the epidermal growth factor, or EGF, signal transduction pathways; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CancerVax(R) is a registered trademark of CancerVax Corporation.
Canvaxin(TM) is a trademark of CancerVax Corporation.


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                              CANCERVAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    MARCH 31,       DECEMBER 31,
                                                      2004             2003
                                                    --------          --------
ASSETS
Cash, cash equivalents and
securities available-for-sale                       $ 92,448          $107,092
Property and equipment, net                           10,476            10,529
Goodwill and intangibles, net                          5,876             5,900
Other assets                                           2,359             3,486
                                                    --------          --------
   Total assets                                     $111,159          $127,007
                                                    --------          --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                 $  8,858          $ 11,741
Long-term debt, net of current portion                 1,008             1,811
Other liabilities                                        740               682
Total stockholders' equity                           100,553           112,773
                                                    --------          --------
   Total liabilities and stockholders' equity       $111,159          $127,007
                                                    ========          ========

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                              CANCERVAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                     ---------------------------
                                                                       2004               2003
                                                                     --------           --------
Operating expenses:
  Research and development ................................          $  9,572           $  6,211
  General and administrative ..............................             2,720              1,332
  Amortization of employee stock-based compensation .......               598                155
                                                                     --------           --------
Total operating expenses ..................................            12,890              7,698

Interest income (expense), net ............................                59               (118)
                                                                     --------           --------

Net loss ..................................................           (12,831)            (7,816)
Accretion to redemption value of redeemable convertible
  preferred stock .........................................                --             (2,150)
                                                                     --------           --------
Net loss applicable to common stockholders ................          $(12,831)          $ (9,966)
                                                                     ========           ========

Basic and diluted net loss per share ......................          $  (0.48)          $ (27.72)
                                                                     ========           ========

Weighted average shares used to compute basic and diluted
  net loss per share ......................................            26,660                360
                                                                     ========           ========

Pro forma basic and diluted net loss per share (1) ........          $  (0.48)          $  (0.49)
                                                                     ========           ========

Weighted average shares used to compute pro forma basic and
  diluted net loss per share (1) ..........................            26,660             15,791
                                                                     ========           ========


(1) Pro forma basic and diluted net loss per share is calculated by dividing net loss by the weighted average common shares outstanding during the period assuming the conversion of the preferred stock from the later of the original date of issuance or the beginning of the period.

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